UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 26, 2026

KARMAN HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42520	85-2660232
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5351 Argosy Avenue

Huntington Beach, California 92649

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 898-9951

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	KRMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Chief Financial Officer

On August 26, 2026, Karman Holdings Inc. (the “Company”) announced that Chris Boynton has been appointed to serve as the Executive Vice President and Chief Financial Officer of the Company. Mr. Boynton will begin his employment with the Company on September 14, 2026. The Company also announced that Mike Willis, current Chief Financial Officer, will step down from his role as CFO of the Company effective September 14, 2026, and will depart from the Company by year-end, following a phased transition period.

Mr. Boynton, age 54, has more than 20 years of senior financial leadership experience in the aerospace and defense industry. Mr. Boynton joined Karman from Battelle, where he served as Executive Vice President and Chief Financial Officer from 2023 until joining Karman in September 2026. Prior to his service with Battelle, he served in leadership roles of increasing responsibilities with RTX Corporation (formerly Raytheon Technologies Corporation) (NYSE: RTX) after joining Raytheon in 2003. Most recently, he was Chief Financial Officer in Raytheon’s Missiles & Defense division. Prior to that, Mr. Boynton served as Vice President for Raytheon’s Enterprise Services organization and Senior Director of Corporate Financial Planning and Analysis. He began his tenure at Raytheon as the Senior Financial Analyst for the Integrated Defense Systems division. Mr. Boynton holds a master’s degree in finance from Suffolk University and a bachelor’s degree in political science from the University of New Hampshire and is a CFA Charterholder. Mr. Boynton’s experience in the aerospace and defense industry spans finance, capital allocation, mergers and acquisitions, investor relations, shared services, procurement and strategic planning.

Boynton Offer Letter

In connection with his hiring, Mr. Boynton entered into an offer letter with the Company, pursuant to which Mr. Boynton agreed to serve as Executive Vice President and Chief Financial Officer of the Company beginning on September 14, 2026. Pursuant to the offer letter, Mr. Boynton is entitled to an annual base salary of $750,000 and a one-time sign-on bonus of $500,000, subject to applicable tax withholding. Mr. Boynton is also eligible to earn an annual cash incentive with a target opportunity equal to 100% of base salary and a stretch performance target opportunity of 150% of base salary based on corporate and individual performance objectives established by the Board of Directors of the Company (the “Board”). For calendar year 2026, Mr. Boynton’s annual bonus will be prorated from his start date, subject to his continued employment through the applicable payment date. Subject to the approval of the Board, Mr. Boynton will also be eligible to receive annual equity awards under the Company’s long-term incentive plan (“LTIP”) beginning in 2027, with an annual grant-date target value equal to 300% of his base salary. The type of equity award and applicable terms and conditions will be determined by the Board in its discretion. His initial 2026 LTIP grant will be 37,860 shares of Karman Holdings Inc., delivered 70% in performance stock units and 30% in restricted stock units and will follow the 2026 annual grant methodology and vesting schedule employed for senior executives. Mr. Boynton is also entitled to reimbursement of reasonable expenses, including relocation expenses.

Mr. Boynton’s offer letter also provides him with the opportunity to receive certain post-employment payments and benefits in the event of certain types of termination of his employment. Upon a termination of Mr. Boynton’s employment by the Company without “cause” or by Mr. Boynton for “good reason” (in each case, as defined in the offer letter), subject to Mr. Boynton’s execution and non-revocation of a general release of claims in favor of the Company and its affiliates and his continued compliance with applicable restrictive covenants, Mr. Boynton will be entitled to cash severance equal to 100% of the sum of base salary and target annual bonus, payable over the 12-month period following the termination date. If such termination occurs within 12 months following a “change in control” (as defined in the offer letter), Mr. Boynton will be entitled to cash severance equal to 100% of the sum of base salary for a period of 18 months, payable in a lump sum, and 100% of the target annual bonus.

The foregoing description of the offer letter does not purport to be complete and is qualified in its entirety by reference to the text of the offer letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There is no arrangement or understanding between Mr. Boynton and any other person pursuant to which he was appointed as selected to serve as CFO and there are no family relationships between Mr. Boynton and any director or executive officer of the Company. There are no transactions between Mr. Boynton or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On August 26, 2026, the Company issued a press release relating to the matters described above in Item 5.02, which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 shall be considered “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act, nor shall it be deemed incorporated by reference into any reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated August 19, 2026, by and between Karman Space & Defense, LLC and Chris Boynton

99.1	Press Release of Karman Holdings Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARMAN HOLDINGS INC.

Date: August 27, 2026	By:	/s/ Jon Rambeau
Jon Rambeau Chief Executive Officer